As filed with the Securities and Exchange Commission on December 23, 2004.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 23, 2004 (December 23, 2004)

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDAREX, INC.

TABLE OF CONTENTS

FOR

CURRENT REPORT ON FORM 8-K

Item 2.06	Material Impairments

Signature

Item 2.06.                      Material Impairments.

On December 23, 2004, IDM SA, a privately held French biotechnology company (“IDM”), completed a private placement in which it sold shares of its equity securities at a price of $8.46 per share (based upon current exchange rates).  As a result of the IDM private placement, Medarex, Inc.’s (the “Company”) ownership percentage of IDM was reduced to approximately 8%.  In the event that the Company exercises certain warrants to purchase convertible or redeemable bonds and such bonds are converted or redeemed, the Company’s equity position in IDM would be approximately 23%. The per share price received by IDM in the private placement represents a decrease in the value of the IDM securities held by the Company as compared to the Company’s cost basis.  As a result, the Company has concluded that it will record a non-cash investment impairment charge of approximately $7.0 million during the fourth quarter of 2004.  If the Company deems its investment in IDM to be further impaired at the end of any future period, the Company may incur additional non-cash investment impairment charges on this investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: December 23, 2004	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer